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                                                                    EXHIBIT 11.1

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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

                                                                                              Three Months Ended
                                                                                                 September 30,
                                                                                       --------------------------------
                                                                                           1996                1997
                                                                                           ----                ----
                                                                                                 (Unaudited)
Net loss                                                                               $(1,200,687)         $  (675,253)
Preferred stock dividend requirements                                                       (1,573)              (2,344)
                                                                                       -----------          -----------
Net loss applicable to common stockholders                                             $(1,202,260)         $  (677,597)
                                                                                       ===========          ===========

Calculation of shares outstanding for computing net loss per common and common equivalent share:
     Weighted average common shares outstanding                                            877,089              919,568
     Adjustments to reflect requirements of the Securities and Exchange
       Commission (effect of SAB 83)                                                       583,503              541,058
                                                                                       -----------          -----------
     Weighted average common and common equivalent shares outstanding                    1,460,592            1,460,626
                                                                                       ===========          ===========

     Net loss per common and common equivalent share                                   $      (.82)         $      (.46)
                                                                                       ===========          ===========

Calculation of shares outstanding for computing supplemental net loss per common and common equivalent share:
     Weighted average common shares outstanding                                            877,089              919,568
     Effect of assumed conversion of preferred shares                                    3,056,062            3,056,062
     Adjustments to reflect requirements of the Securities and Exchange
       Commission (effect of SAB 83)                                                       583,503              541,058
                                                                                       -----------          -----------
     Supplemental weighted average common and common equivalent shares
       outstanding                                                                       4,516,654            4,516,688
                                                                                       ===========          ===========

     Supplemental net loss per common and common equivalent share                      $      (.27)         $      (.15)
                                                                                       ===========          ===========

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